Exhibit 2.5

EXECUTION COPY

COSAN OVERSEAS LIMITED,

as Issuer

COSAN S.A. INDÚSTRIA E COMÉRCIO,

as Guarantor

THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, New York Paying Agent and Transfer Agent

THE BANK OF NEW YORK MELLON (LONDON BRANCH),
as London Paying Agent

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,
as Paying Agent and Transfer Agent

____________________

INDENTURE

Dated as of November 5, 2010

____________________

8.25% Perpetual Notes

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions and Other Provisions of General Application

ARTICLE 2
The Notes

ARTICLE 3
Redemption

Section 3.01. Right of Redemption	24
Section 3.02. Applicability of Article	26
Section 3.03. Election to Redeem; Notice to Trustee	26
Section 3.04. Notice of Redemption by the Company	26
Section 3.05. Deposit of Redemption Price	27
Section 3.06. Effect of Notice of Redemption	27

ARTICLE 4
Covenants

Section 4.01. Payment of Principal and Interest Under the Notes	27
Section 4.02. Maintenance of Office or Agency	27
Section 4.03. Money for Note Payments to Be Held in Trust	28

i

ARTICLE 5
Consolidation, Merger, Conveyance, Transfer or Lease

Section 5.01. Limitation on Consolidation, Merger or Transfer of Assets.	37
Section 5.02. Successor Substituted	38
Section 5.03. Notes to Be Secured in Certain Events	38

ARTICLE 6
Events of Default and Remedies

ARTICLE 7
Trustee and Agents

Section 7.08. Successor Trustee by Merger	50
Section 7.09. Eligibility; Disqualification	50

ARTICLE 8
Discharge of Indenture; Defeasance

ARTICLE 9
Amendments

ARTICLE 10
Guarantee

ARTICLE 11
Meetings Of Holders

Section 11.09. Rules by Trustee and Agents	61

ARTICLE 12
Substitution of the Issuer

Section 12.01. Substitution of the Issuer	61

ARTICLE 13
Miscellaneous

EXHIBITS:

EXHIBIT A	–	Form of Note

EXHIBIT B	–	Form of Supplemental Indenture

INDENTURE, dated as of November 5, 2010, among COSAN OVERSEAS LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands, as the issuer (the “Company”), COSAN S.A. INDÚSTRIA E COMÉRCIO, as the guarantor (“Cosan”), THE BANK OF NEW YORK MELLON, as Trustee, New York Paying Agent, Transfer Agent and Registrar, THE BANK OF NEW YORK MELLON (LONDON BRANCH), as London Paying Agent and THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Paying Agent and Transfer Agent.

RECITALS

The Company has duly authorized the issue of 8.25% Perpetual Notes (the “Notes”), initially in an aggregate principal amount of U.S.$300,000,000 pursuant to Regulation S of the Securities Act (as defined herein), and has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Company and Cosan, and to make this Indenture a valid agreement of the Company and Cosan.

In addition, Cosan has duly authorized the execution and delivery of this Indenture as guarantor of the Notes.

Cosan has done all things necessary to make its Notes Guaranty (as defined herein), when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of Cosan, and to make this Indenture a valid agreement of Cosan.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Amounts” has the meaning specified in Section 4.06.

“Advance Transaction” means an advance from a financial institution involving either (i) a foreign exchange contract (ACC – Adiantamento sobre Contrato de Câmbio) or (ii) an export contract (ACE – Adiantamento sobre Contrato de Exportação).

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Paying Agent, Registrar, Transfer Agent, Authenticating Agent or other agent appointed pursuant to this Indenture.

“Applicable Procedures” means the applicable procedures of Euroclear and Clearstream Banking, in each case to the extent applicable.

“Authenticating Agent” has the meaning specified in Section 2.02.

“Authorized Denomination” has the meaning specified in Section 2.02.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, and (ii) the Brazilian Bankruptcy Law or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors.

“Board of Directors” means, as the case may be, the Board of Directors (Conselho de Administração) of the Company or any Guarantor, as applicable, or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of the Company or any Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Bankruptcy Law” means Brazilian Federal Law No. 11,101.

“Brazilian Corporation Law” means Brazilian Federal Law No. 6.404/76, as amended by Brazilian Law No. 9.457/97 and Brazilian Law No. 10.303/01.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York, London, or São Paulo, Brazil.

“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such Person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means

(1) Brazilian reais, U.S. Dollars, or money in other currencies received in the ordinary course of business that are readily convertible into U.S. Dollars;

(2) any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by Brazil or the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of Brazil or the United States of America is pledged in support thereof;

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“CCL” means Cosan Combustíveis e Lubrificantes S.A.

“Certificated Notes” means Notes in definitive registered non-global form.

“Change of Control” means:

(1) the merger or consolidation of Cosan with or into another Person or the merger of another Person with or into Cosan or the merger of any Person with or into a Subsidiary of Cosan,

if Capital Stock of Cosan is issued in connection therewith, or the sale of all or substantially all the assets of Cosan to another Person (in each case, unless such other Person is a Permitted Holder) unless holders of a majority of the aggregate voting power of the Voting Stock of Cosan, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Cosan; or

(3) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Cosan by Persons who were neither (i) nominated by the Permitted Holders or the Board of Directors of Cosan nor (ii) appointed by directors so nominated.

For the avoidance of doubt, the consummation of the Joint Venture will not be deemed a Change of Control. Notwithstanding the foregoing, a Change of Control will not be deemed to occur from any Option Exercise if within 360 days after the receipt of any Net Cash Proceeds from such Option Exercise, the Net Cash Proceeds are used to make Permitted Reinvestments.

“Clearing Agency” means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository.

“Clearstream Banking” means Clearstream Banking, société anonyme.

“Closing Date” means November 5, 2010 or such later date on which the Notes are issued hereunder.

“Common Depositary” means The Bank of New York Depository (Nominees) Limited or any successor thereto.

“Company” has the meaning set forth in the preamble of this Indenture until replaced by a successor thereof, and, thereafter, includes the successor for purposes of any provision contained herein.

“Company Order” means a written order signed in the name of the Company by a director of the Company.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which office as of the date of this Indenture is located at 101 Barclay Street 4E, New York, New York 10286).

“Cosan” has the meaning set forth in the preamble of this Indenture until replaced by a successor thereof, and, thereafter, includes the successor for purposes of any provision contained herein.

“covenant defeasance option” has the meaning specified in Section 8.01.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Debt” means, with respect to any Person, without duplication:

(i) the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii)  all Capital Lease Obligations of such Person;

(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);

(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v)  all Hedging Obligations;

(vi) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);

(vii) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(viii) any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under GAAP.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“defeasance trust” has the meaning specified in Section 8.02.

“Downstream Co.” means the downstream company of the Joint Venture which would conduct the supply, distribution and sale of the fuels in Brazil.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch, Ltd. and its successors.

“GAAP” means (i) International Financial Reporting Standards, (ii) accounting practices generally accepted in the United States or (iii) accounting practices prescribed by the Brazilian Corporation Law, the rules and regulations issued by the CVM and the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), in each case as in effect from time to time.

“Global Note” means a Regulation S global Note representing the Notes substantially in the form attached hereto as Exhibit A, which global Note will be offered and sold outside the United States in reliance on Regulation S and deposited with and registered in the name of the Common Depositary for Euroclear and/or Clearstream Banking and is exchangeable for a Certificated Note only in the limited circumstances described herein.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) Cosan, (ii) upon consummation of the Joint Venture, CCL, (iii) any other entity that provides a Notes Guaranty, and (iv) any successor obligor under any Notes Guaranty pursuant to Section 5.01, in each case unless and until such Guarantor is released from its Notes Guaranty pursuant to this Indenture.

“Hedging Agreement ” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.

“interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Company in respect of such interest).

“Interest Payment Date” means the Payment Date of an installment of interest on the

Notes.

“issue ” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issuer Substitution Documents” has the meaning specified in Section 12.01(a).

“Joint Venture” means (i), pursuant to the agreements dated as of August 25, 2010, the joint venture between Cosan and Shell and their respective subsidiaries whereby (a) Cosan has contributed its sugar and ethanol businesses, energy co-generation business, fuel distribution and retail businesses and its interest in certain ethanol logistics facilities and (b) Shell has contributed its Brazilian fuel distribution and retail businesses and its interest in certain companies involved in, among other things, the research and development of enzymes and the conversion of biomass into ethanol, and will additionally make, a cash contribution, or (ii) any similar or related transaction.

“legal defeasance option” has the meaning specified in Section 8.01(a).

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

“Management Co.” means the management company of the Joint Venture which would be the Joint Venture’s face to the market and would facilitate the building of a unified corporate structure.

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “Aa3” from Moody’s, or the equivalent local rating in Brazil.

“Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Option Exercise, the proceeds from such Option Exercise in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1) fees and expenses related to such Option Exercise, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes as a result of such Option Exercise taking into account the consolidated results of operations of Cosan and its Subsidiaries;

(3) payments required to be made to repay Debt (other than revolving credit borrowings) outstanding at the time of such Option Exercise that is secured by a Lien on the property or assets sold or conveyed; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Option Exercise, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Option Exercise, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Notes ” has the meaning specified in the first paragraph of the Recitals in this Indenture and shall be in the form of Note set forth in Exhibit A.

“Notes Guaranty” means the guarantee by the Guarantors of the obligations of the Company under the Notes and this Indenture.

“Offer to Purchase” has the meaning specified in Section 4.10(b).

“Offering Memorandum” means the preliminary offering memorandum and the final offering memorandum prepared by the Company and Cosan in connection with the sale of the Notes.

“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, the secretary or any assistant secretary, or any director of the Company or any Guarantor, as applicable, or any other Person duly appointed by the shareholders of the Company or any Guarantor, as applicable, or the Board of Directors to perform corporate duties.

“Officers’ Certificate” means a certificate signed by any director of the Company or any two Officers of the Guarantor, as applicable, and delivered to the Trustee.

“Opinion of Counsel ” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Company or any Guarantor) and who shall be reasonably acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.

“Option Exercise” has the meaning specified in Section 5.01.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)  Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Article 3, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes, except to the extent provided in Sections 8.01 and 8.02, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article 8; and

(iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, or any other obligor upon the Notes or any of its Affiliates or such other obligor.

“Paying Agent ” means The Bank of New York Mellon, The Bank of New York Mellon (London Branch), The Bank of New York Mellon (Luxembourg) S.A., their respective successors and any other Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company hereunder.

“Payment Date” means the date on which payment of interest on and/or principal of the Notes is due.

“Payment Default” has the meaning specified in Section 6.01(d).

“Permitted Business” means any of the businesses in which Cosan and its Subsidiaries (including the Sugar and Ethanol Co. and the Downstream Co.) are engaged on the date of the Option Exercise, and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Holders” means any or all of the following:

(1) an immediate family member of Mr. Rubens Ometto Silveira Mello or any Affiliate or immediate family member thereof; and

(2) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 80% by Persons specified in clause (1).

“Permitted Reinvestment” has the meaning specified in Section 5.01.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency, department or political subdivision thereof.

“principal” of a Note means the principal amount of such Note (including any Additional Amounts payable by the Company in respect of such principal).

“Proceeding” has the meaning specified in Section 13.09.

“Process Agent” has the meaning specified in Section 13.09.

“Productive Assets” means assets (including capital stock or its substantial equivalent or other investments) that are used or usable by Cosan and its Subsidiaries (including the Sugar and Ethanol Co. and the Downstream Co.) in Permitted Businesses (or in the case of capital stock or its substantial equivalent or other investments that represent direct, or indirect (via a holding company), ownership or other interests held by Cosan or any Subsidiary (including the Sugar and Ethanol Co. and the Downstream Co.) in entities engaged in Permitted Businesses).

“Rating Agency” means S&P, Moody’s or Fitch; or if S&P, Moody’s or Fitch are not making rating of the notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by Cosan and notified to the Trustee in writing, which will be substituted for S&P, Moody’s or Fitch, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible down grade by either Rating Agency) after the date of public notice of a Change of Control or Option Exercise, as applicable, or of Cosan’s intention or that of any Person to effect a Change of Control or Option Exercise, as applicable, the then-applicable rating of the Notes is decreased by either Rating Agency by one or more categories (i.e., notches); provided that any such Rating Decline is in whole or in part in connection with a Change in Control or Option Exercise, as applicable, as shall be notified by the Company to the Trustee in writing.

“Record Date” means with respect to any interest payment to be made on a Payment Date, the Business Day prior to such Payment Date; provided, that if the Notes are Certificated Notes, the definition herein shall mean 15 days prior to such Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Article 3, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Article 3, the price at which it is to be redeemed pursuant to this Indenture.

“Register” has the meaning specified in Section 2.03.

“Registrar” means The Bank of New York Mellon, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or a Paying Agent on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Responsible Officer” means any officer of the Trustee in Corporate Trust Administration with direct responsibility for the administration of this Indenture.

“S&P” means Standard and Poor’s Ratings Group and it’s successors.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means the following legend, printed in capital letters:

THIS NOTE (AND RELATED NOTES GUARANTIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.

“Shell” means Shell International Petroleum Company Limited.

“Significant Subsidiary” means any Subsidiary of Cosan which at the time of determination either (i) had assets which, as of the date of Cosan’s most recent quarterly consolidated balance sheet, constituted at least 10% of Cosan’s total assets on a consolidated basis as of such date or (ii) had revenues for the 12 month period ending on the date of Cosan’s most recent quarterly consolidated statement of income which constituted at least 10% of Cosan’s total revenues on a consolidated basis for such period; provided, however, that (i) the Sugar and Ethanol Co. and (ii) the Downstream Co. shall each constitute a Significant Subsidiary so long as Cosan beneficially owns, directly or indirectly, at least 49.0% of the shares of Capital Stock of such entity.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Debt” means any Debt of Cosan which is subordinated in right of payment to the Notes or any Notes Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Cosan, (ii) Cosan and one or more Subsidiaries or (iii) one or more Subsidiaries; provided, however, that, for purposes of the covenant described under Section 4.11, any Subsidiary contemplated by the Joint Venture, including the Sugar and Ethanol Co., the Downstream Co. and the Management Co. and each of their respective subsidiaries shall not be deemed to be a Subsidiary, so long as Cosan does not own more than 60% of the voting power of shares of Capital Stock with respect to such entity.

“Substituted Issuer” has the meaning specified in Section 12.01.

“Sugar and Ethanol Co.” means the sugar and ethanol company of the Joint Venture which would conduct the production of sugar and ethanol, as well as all cogeneration activities.

“Total Consolidated Assets” means the total amount of consolidated assets of Cosan and its Subsidiaries (including Cosan’s proportionate equity interest in the Sugar and Ethanol Co. and the Downstream Co. and their respective subsidiaries) prepared in accordance with GAAP.

“Transfer Agent” means The Bank of New York Mellon, The Bank of New York Mellon (Luxembourg) S.A., their respective successors and any other Person authorized by the Company to effectuate the exchange or transfer of any Note on behalf of the Company hereunder.

“Trustee” means The Bank of New York Mellon, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.

“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Dollars” and “U.S.$” each mean the currency of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is owned by Cosan or another Wholly-Owned Subsidiary.

Section 1.02. Rules of Construction. (i) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iii)  “or” is not exclusive; and

(iv)  “including” means including, without limitation;

(v) any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

(b) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.

(c) For purposes of the definitions set forth in Article 1 and this Indenture generally, all calculations and determinations shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of Cosan and its Subsidiaries prepared in accordance with GAAP.

Section 1.03. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or any Guarantor, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or any Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or any Guarantor, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company or any Guarantor, as applicable, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

(d) If the Company or any Guarantor, as applicable, solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or such Guarantor may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or such Guarantor, as applicable, shall not have any obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE 2
THE NOTES

Section 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company.

Each Global Note and Certificated Note shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02. Execution, Authentication and Delivery. (a) Any Director of the Company shall sign the Notes for the Company by manual or facsimile signature.

(i) If a Director whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(ii) A Note shall not be valid until an authorized signatory of the Trustee or an Authenticating Agent manually signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(iii) The Trustee or an Authenticating Agent shall initially authenticate and deliver Notes in an aggregate principal amount of up to U.S.$300,000,000 on the Closing Date.

(iv) The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously Outstanding Notes.

(v) The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorized Denomination”).

(b) The Trustee may appoint an authenticating agent, with a copy of such appointment to the Company, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights, protections, immunities and indemnities as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

(i) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business (including this transaction) of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(ii) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Company and shall give written notice of such appointment to the Company.

(iii) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.

Section 2.03. Transfer Agents, Registrar and Paying Agents. (a) Subject to such reasonable regulations as the Company may prescribe, the books of the Company for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”) . The Company shall also cause the Trustee to maintain books for the exchange, registration and registration of transfer of Notes. The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly. The Company may have one or more co registrars and one or more additional Transfer Agents or Paying Agents. The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be. The term “Registrar” includes any co-registrar.

(i) For so long as the Notes are listed on the Euro MTF of the Luxembourg Stock Exchange and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

(ii) The Company shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company initially appoints the Trustee as Registrar, New York Paying Agent and Transfer Agent, The Bank of New York Mellon (London Branch) as Paying Agent in London and The Bank of New York Mellon (Luxembourg) S.A. as Paying Agent and Transfer Agent in Luxembourg in connection with the Notes.

(b) The Trustee shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the written request of the Company provided a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Trustee shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Trustee shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Trustee of any transfers or exchanges of Notes effected by it.

(c) All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the Trustee in accordance with Section 2.11.

(d) The Paying Agents shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

Section 2.04. Paying Agent to Hold Money in Trust . By 12:00 P.M. New York time, no later than one Business Day prior to each Payment Date on any Note, the Company shall deposit into the London Paying Agent’s account in The City of New York in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any amounts under Section 4.06). The Company shall request that the bank through which such payment is to be made agree to supply to such Paying Agent by 12:00 P.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment. The Company shall require each Paying Agent not a party to this Indenture to agree in writing that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Each payment in full of principal, Redemption Price, Additional Amounts and/or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Company to or to the order of the Paying Agent in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Company to make payment of principal, Redemption Price, Additional Amounts and/or interest payable hereunder and under the Notes on such date, provided, however, that the liability of any Paying Agents hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders hereunder; and provided further that, in the event that there is a Default by the Paying Agent in any payment of principal, Redemption Price, Additional Amounts and/or interest in respect of any Note in accordance with the terms hereof, the Company shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such Default occurred.

Section 2.05. Payment of Principal and Interest; Principal and Interest Rights Preserved. (a) Except as otherwise provided herein for the redemption of the Notes, the payment of principal of or interest on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.

(b) Payments of principal in respect of any Note (whether upon redemption, declaration of acceleration or otherwise) shall be made only against presentation and, if the final payment, surrender of such Note at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company. Payment of interest on each Interest Payment Date with respect to any Note shall be made to the Person in whose name such Note is registered on the relevant Record Date.

(c) Payments shall be made by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that the Holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than 15 days immediately preceding the relevant Payment Date. Unless such designation is revoked in writing, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

Notwithstanding the provisions of this Section 2.05, payments on Notes registered in the name of any Clearing Agency or the Common Depositary shall be effected in accordance with the Applicable Procedures.

Section 2.06. Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07. Transfer and Exchange. (a) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Clearing Agencies, the provisions of this Section 2.07 of this Indenture and the provisions of Section 2.08. Beneficial interests in Global Notes shall be exchanged for one or more Certificated Notes if (a) any Clearing Agency (i) has notified the Company that it is unwilling or unable to continue as a Clearing Agency and (ii) a successor to the Clearing Agency is not appointed by the Company within 90 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder and which Event of Default is continuing or (c) in whole (but not in part) at any time if the Company in its sole discretion so determines and notifies the Trustee in writing that it elects to issue Certificated Notes. Whenever all of a Global Note is exchanged for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of a Global Note is exchanged for one or more Certificated Notes, the Registrar shall cause an adjustment to be made to such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged. In the case of Certificated Notes issued in exchange for interests in a Global Note bearing the Securities Act Legend, such Certificated Notes shall bear the Securities Act Legend. Upon the transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate, or such satisfactory evidence as may reasonably be required by the Company, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely.

In connection with the exchange of interests in a Global Note for Certificated Notes pursuant to this Section 2.07, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Certificated Notes of Authorized Denominations as specified by the relevant Clearing Agency.

(b) If interests in any Global Note are to be exchanged for Notes in the form of Certificated Notes pursuant to this Section 2.07, such Global Note shall be surrendered by the relevant Clearing Agency to the Trustee to be so exchanged, without charge, and the Trustee shall authenticate and deliver, upon such exchange of interests in such Global Note, an equal aggregate principal amount of Certificated Notes. The Certificated Notes exchanged pursuant to this Section 2.07 shall be registered by the Registrar in such names as the relevant Clearing Agency shall direct in writing in accordance with its records.

(c) Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form attached to the form of Note duly executed by the Holder thereof or his attorney duly authorized in writing. In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office of the Trustee or at the office of its duly appointed agent or at the office of any agent appointed by the Company, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes in the name of such transferee and for the same aggregate principal amount as shall have been transferred. Subject to the minimum denomination requirements set forth herein, in the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office of the Trustee or at the office of its duly appointed agent or at the office of any Transfer Agent that may be appointed by the Company, as the case may be, to the transferor or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes registered in the name of the transferor and for the aggregate principal amount that was not transferred. Certificated Notes will not be exchangeable for interests in Global Notes, except in accordance with this Section 2.07 and Section 2.08.

(d) Until exchanged in full, a Global Note shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder. If, after any presentation thereof to the Trustee, the principal amount of Notes represented by any Global Note is reduced to zero, such Global Note shall be immediately cancelled and destroyed by the Trustee in accordance with Section 2.11.

(e) None of the Trustee or any Agent shall be required to register the transfer of or exchange of Certificated Notes for a period of 15 days preceding the due date for any payment of interest on the Note or during the period of 30 days ending on the due date for any payment of principal on the Note. None of the Trustee or any Agent shall register the transfer of or exchange any Notes previously called for redemption

(f) Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.07 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery, but subject to such reasonable regulations as the Company, the Agents and the Trustee may prescribe.

The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the payment made by the Holders of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.

(g) The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep the Register for the ownership, exchange and transfer of any Notes. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or transfer of such Notes. The Trustee shall give prompt notice to the Company of any replacement, transfer, cancellation or destruction of the Notes.

(f) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Clearing Agency participants, agent members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08. Book-Entry Provisions for the Global Note. The Global Notes initially shall (i) be deposited with and registered in the name of the Common Depositary for the Clearing Agencies and (ii) bear the Securities Act Legend.

Notwithstanding any other provisions of this Indenture, the Global Note may not be transferred as a whole except by a nominee for the Common Depositary to a successor nominee for the Common Depositary.

Insofar as any Global Note is registered in the name of the Common Depositary and held by the agent members of Euroclear or Clearstream Banking, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Participants” of Euroclear and Clearstream Banking, respectively, shall be applicable to such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent hereunder, or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream Banking, or impair, as between Euroclear or Clearstream Banking, as the case may be, and their respective agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. A Global Note shall be transferable only as a whole to a successor Common Depositary.

None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, an agent member of, or a participant in, any Clearing Agency or other Person with respect to the accuracy of the records of any Clearing Agency of any participant or agent member thereof, with respect to any ownership interest in any Global Notes or with respect to the delivery to any participant, agent member, beneficial owner or other Person (other than the Clearing Agencies) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Clearing Agencies or the Common Depositary in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Clearing Agencies subject to the applicable rules and procedures of the Clearing Agencies. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by any Clearing Agency with respect to its agent members, participants and any beneficial owners.

Section 2.09. Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Company, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Company that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.

Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits at this Indenture.

Section 2.10. Temporary Notes. Subject to the provisions of Section 2.07(a), until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. As necessary, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Transfer Agents and the Paying Agents shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, deliver a certificate of such destruction to the

Company unless the Company directs the Trustee in writing to deliver cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate specified in Section 4.01 to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12, such manner of payment shall be deemed practicable by the Trustee.

The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the Payment Date of such defaulted interest. The Company shall fix or cause to be fixed any such special record date and Payment Date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date and the amount of defaulted interest to be paid.

Section 2.13. Common Code and ISIN Numbers. The Company in issuing the Notes may use Common Codes and ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Codes and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in Common Codes or ISIN numbers.

Section 2.14. Open Market Purchases. The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in accordance with applicable securities and other laws.

ARTICLE 3
REDEMPTION

Section 3.01. Right of Redemption. (a) Except as described in this Section 3.01 and Paragraph 7 of the form of Note set forth in Exhibit A, the Notes may not be redeemed.

(b) Optional Redemption. The Notes shall be redeemable, at the option of the Company or Cosan, in whole or in part, on any Interest Payment Date on or after November 5, 2015, upon giving notice to the Holders (which notice shall be irrevocable) in accordance with Section 3.04, at 100% of the principal amount thereof, plus accrued interest and any Additional Amounts payable with respect thereto. Any redemption of Notes by the Company or Cosan pursuant to this Section 3.01(b) will be subject to either (i) there being at least U.S.$150.0 million in aggregate principal amount of Notes Outstanding after such redemption or (ii) the Company or Cosan redeeming all of the then-Outstanding principal amount of the Notes.

(c) Redemption for Taxation Reasons. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of the Cayman Islands, Brazil or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or on or after the date a successor assumes the obligations under the Notes, (i) the Company or any successor has or will become obligated to pay Additional Amounts, or (ii) any Guarantor or any successor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts the Company or the Guarantors, or any successor, as applicable, would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the Holder of the Notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., a country that does not impose any income tax or that imposes it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) (the “Minimum Withholding Level”) as a result of the taxes, duties, assessments and other governmental charges described below, the Company or any such Guarantor or any successor may, at its option, redeem all, but not less than all, of the Notes, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the Redemption Date, upon delivery of irrevocable notice to Holders pursuant to Section 3.04. The Company and the Guarantors or any successor shall not have the right to so redeem the Notes unless (a) the Company or any successor becomes obligated to pay Additional Amounts or (b) any Guarantor or any successor becomes obligated to pay the Additional Amounts above the Minimum Withholding Level. Notwithstanding the foregoing, none of the Company or any Guarantor or any successor shall not have the right to so redeem the Notes unless: (i) it has taken reasonable measures to avoid the obligation to pay Additional Amounts (provided, however for this purpose reasonable measures shall not include the Company or any such Guarantor, as the case may be, moving or changing jurisdiction); and (ii) it has complied with all necessary regulations of the Central Bank of Brazil to legally effect such redemption.

In the event that the Company or any Guarantor elects to so redeem the Notes pursuant to this Section 3.01(c), it will deliver to the Trustee: (i) an Officers’ Certificate, signed in the name of the Company or such Guarantor, as applicable, stating that the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company or such Guarantor, as applicable, to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that the Company or any successor has or will become obligated to pay Additional Amounts or any Guarantor or any successor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Company or any such Guarantor, as the case may be, cannot avoid payment of such excess Additional Amounts by taking reasonable measures available to it and that all governmental requirements necessary for the Company to effect the redemption have been complied with.

Section 3.02. Applicability of Article. Redemption of Notes at the option of the Company, as permitted by Section 3.01 or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

Section 3.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem the Notes pursuant to Section 3.01(b) or 3.01(b) shall be evidenced by a Board Resolution. In case of any redemption of Notes at the election of the Company, the Company shall, at least 70 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

Section 3.04. Notice of Redemption by the Company. In the case of redemption of Notes pursuant to Section 3.01(b), notice of redemption shall be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed in accordance with Section 13.02 and such notice shall be irrevocable. In the case of redemption of Notes pursuant to Section 3.01(b), notice of redemption shall be delivered at least 30 but not more than 90 days before the Redemption Date to each Holder of any Note to be redeemed in accordance with Section 13.02 and such notice shall be irrevocable, provided, however that such notice pursuant to Section 3.01(b) may not be given earlier than 90 days prior to the earliest date on which (x) the Company or any successor would, but for such redemption, be obligated to pay any Additional Amounts, or (y) in the case of payments made under any Notes Guaranty, any Guarantor or any successor would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level.

The notice shall state:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)  the name and address of the Trustee;

(iv)  that Notes called for redemption must be surrendered to the Trustee to collect the Redemption Price;

(v)    that, unless the Company defaults in making such redemption payment or the Trustee or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vi)   the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(vii)  the Common Code or ISIN number, if any; and

(viii) that no representation is made as to the correctness or accuracy of the Common Code or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s election and at its request, made in writing to the Trustee at least 70 days before a Redemption Date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05. Deposit of Redemption Price. By 12:00 P.M. (New York time), no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on the Notes other than Notes that have been delivered by the Company to the Trustee at least 15 days prior to the Redemption Date for cancellation. The Company shall request that the bank through which such payment is to be made agree to supply to the Paying Agent by 12:00 P.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.

Section 3.06. Effect of Notice of Redemption. Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued interest, if any, to the Redemption Date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Upon surrender to the Trustee, such Notes shall be paid at the applicable Redemption Price, plus accrued interest to the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

ARTICLE 4
COVENANTS

Section 4.01. Payment of Principal and Interest Under the Notes. The Company shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the form of Note set forth as Exhibit A. By 12:00 P.M. (New York time), no later than one Business Day prior to any Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay such principal and interest.

The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company (other than the type contemplated by Section 13.09) in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03. Money for Note Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it shall, before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent in accordance with this Indenture a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent, subject to the provisions of this Section 4.03, shall:

(i) hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

(ii) give the Trustee written notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall cause each Paying Agent not a party to this Indenture to execute and deliver an instrument in which such Paying Agent shall agree with the Company to act as a Paying Agent in accordance with this Section 4.03.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company at the written request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in (i) London and (ii) so long as the Notes continue to be listed on the Euro MTF of the Luxembourg Stock Exchange, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 4.04. Maintenance of Corporate Existence. The Company shall, and shall cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article 5 or Article 12; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used in their business; provided, however, that neither the Company nor its Subsidiaries shall be prevented from discontinuing those operations (including through the transfer or dissolution of a Subsidiary) or suspending the maintenance of those properties (including through the sale thereof) which, in the reasonable judgment of the Company are no longer necessary in the conduct of the Company’s business, or that of its Subsidiaries; and provided, further, that such discontinuation of operations or suspension of maintenance shall not be materially disadvantageous to the Holders of the Notes.

Section 4.05. Payment of Taxes and Claims. The Company shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its property; provided, however, that any such payment shall not be required unless the failure to make such payment would have a material adverse effect upon the financial condition of the Company and its Subsidiaries considered as one enterprise or a material adverse effect on the performance of the Company’s obligations hereunder; and provided, further, that no such charge or claim need be paid while it is being contested in good faith by appropriate proceedings and if appropriate reserves or other provisions shall have been made therefor.

Section 4.06. Payment of Additional Amounts. (a) All payments by the Company in respect of the Notes or the Guarantors in respect of the Notes Guaranties will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, Brazil, or any authority therein or thereof in the case of payments under the Notes or under the Notes Guaranties, unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantors will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). No such Additional Amounts shall be payable:

(i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the Cayman Islands and/or Brazil, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(ii) in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii) where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(iv) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder's failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands, Brazil, or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if (1) compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company or any of the Guarantors has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(v) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vi) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Company or the Guarantors in respect of claims made against the Company or the Guarantors; or

(vii)  in respect of any combination of the above.

(b) No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Cayman Islands, Brazil or any political subdivision thereof to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(c) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(d) In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company or the Guarantors, as applicable.

(e) Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or a Notes Guaranty by any Guarantor will be deemed also to refer to any Additional Amounts, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.

(f) The foregoing obligations of the Company and the Guarantors will survive termination or discharge of this Indenture.

Section 4.07. Reporting Requirements. (a) Cosan shall provide the Trustee with the following reports (and shall also provide the Trustee with sufficient copies, as required, of the reports referred to in clauses (i), (ii), and (iii) for distribution, at Cosan’s expense, to all Holders of Notes upon written request by the Holders therefor):

(i) an English language version of its annual audited consolidated financial statements prepared in accordance with GAAP promptly upon such financial statements becoming available but not later than 120 days after the close of its fiscal year ending March 31;

(ii) an English language version of its unaudited quarterly financial statements prepared in accordance with GAAP promptly upon such statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year); and

(iii) without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) Cosan with the Euro MTF of the Luxembourg Stock Exchange or any other stock exchange on which the Notes may be listed (in each case, to the extent that any such report or notice is generally available to security holders of the Company or the public in Brazil).

Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance of the Company or any Guarantor with any the covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

If Cosan makes available the reports described in clauses (i), (ii), and (iii) on Cosan’s website and notifies the Trustee in writing thereof, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause.

(b) Cosan shall provide the Trustee simultaneously with the delivery of the financial statements referred to in clause (i) of Section 4.07(a), an Officers’ Certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which Cosan is taking or proposes to take with respect thereto. As soon as practicable and in any event within 30 calendar days after any director or executive officer of the Company or any Guarantor becomes aware of the existence of a Default or Event of Default, Cosan shall provide the Trustee with an Officers’ Certificate setting forth the details thereof and the action which Cosan is taking or proposes to take with respect thereto.

(c) Within 60 days of the close of each of the first three fiscal quarters and within 90 days of the close of each fiscal year, for so long as any of the Notes remain Outstanding, (i) the Company may request from any Clearing Agency, a current list of the names and addresses of each participant which is a Holder of an interest in a Global Note and (ii) at the Company’s written request, the Trustee shall provide the Company with the names and addresses of each Holder of a Certificated Note, if any.

Section 4.08. [Intentionally Omitted].

Section 4.09. Negative Covenants of the Company. This Indenture limits and restricts the Company from taking the following actions or engaging in the following activities or transactions:

(1) engaging in any business or entering into, or being a party to, any transaction or agreement, other than:

(a) the issuance, sale, redemption, repurchase or defeasance of the Notes, additional Notes and any other Debt not otherwise prohibited for Cosan by this Indenture and any activities incidentally related thereto;

(b) entering into cash management transactions, import and export financing transactions and any intercompany loans to Cosan and its Subsidiaries and any activities reasonably related thereto;

(c) entering into Hedging Agreements related to the Notes, additional Notes and any other Debt not otherwise prohibited for Cosan by this Indenture; and

(d)  as required by law.

(2) acquiring or owning any subsidiaries or other assets or properties, except (i) an interest in Hedging Agreements relating to its Debt and instruments evidencing interests in the foregoing, (ii) cash, Cash Equivalents or Marketable Securities, (iii) any assets related to import and export financing transactions, and (iv) the Notes, additional Notes and any other Debt not otherwise prohibited for Cosan by this Indenture;

(3) incurring any additional Debt, except for any additional Debt (i) incurred solely for the purpose of complying with its obligations under the Notes, (ii) the issuance of additional Notes, (iii) in respect of Hedging Agreements relating to its Debt or (iv) any other Debt not otherwise prohibited for Cosan by this Indenture;

(4) creating, assuming, incurring or suffering to exist any Lien upon any properties or assets whatsoever, except for any Liens permitted under Section 4.11; and

(5) entering into any consolidation, merger, amalgamation, joint venture, or other form of combination with any Person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables except (i) to the extent that it complies with the conditions set forth in Section 5.01 (substituting “the Company” for “Guarantor” and “Notes” for “Notes Guaranty” therein) and (ii) with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction (so long as reincorporation in such jurisdiction does not materially adversely affect the rights of the Holders of the Notes).

In addition, prior to the consummation of the Joint Venture, Cosan will covenant to beneficially own, directly or indirectly through any Subsidiary, at least 90% of the Capital Stock of the Company.

Section 4.10. Repurchase upon Change of Control.

(a) Not later than 30 days following a Change of Control that results in a Rating Decline, the Company will make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

(b) An “Offer to Purchase” is a written offer delivered to the Holders (with a copy to the Trustee), which will specify the principal amount of Notes subject to the offer and the purchase price. The Offer to Purchase must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the Offer to Purchase and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The Offer to Purchase must include information concerning the business of Cosan and its subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase. The Offer to Purchase will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the Offer to Purchase.

(c) A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that if a Holder tenders only a portion of its Notes, it must hold Notes in an amount no less than U.S.$100,000 in principal amount and in multiples of U.S.$1,000 in excess thereof. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date by delivering notice of withdrawal to the Company. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.

(d) The Company agrees to obtain all necessary consents and regulatory approvals under the laws of the Cayman Islands and Brazil prior to making any Offer to Purchase. Any failure to obtain such consents and approvals will constitute an Event of Default under Section 6.01(c).

Section 4.11. Limitation on Liens. Cosan shall not, and shall not permit any Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock of any Subsidiary, securing any obligation unless contemporaneously therewith effective provision is made to secure the Notes and its Notes Guaranty equally and ratably with such obligation for so long as such obligation is so secured. The preceding sentence shall not require Cosan or any Subsidiary to equally and ratably secure the Notes and its Notes Guaranty if the Lien consists of the following:

(i) any Lien existing on the date of this Indenture, and any extension, renewal or replacement thereof or of any Lien referred to in clause (ii), (iii) or (iv) below; provided, however, that the total amount of Debt so secured is not increased;

(ii) any Lien on any property or assets (including Capital Stock of any Person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of this Indenture; provided that (A) the aggregate principal amount of Debt secured by the Liens shall not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (B) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Cosan or any Subsidiary; and provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the Person so acquired;

(iii) any Lien securing Debt for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that the Liens in respect of such Debt are limited to assets (including Capital Stock of the project entity) and/or revenues of such project; provided, further, that the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Cosan or any Subsidiary;

(iv) any Lien existing on any property or assets of any Person before that Person’s acquisition (in whole or in part) by, merger into or consolidation with Cosan or any Subsidiary after the date of this Indenture; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(v) any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(vi) any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Cosan or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Cosan or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(vii) any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Cosan or any Subsidiary in the ordinary course of business;

(viii) any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by GAAP;

(ix) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Cosan or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(x) any rights of set-off of any Person with respect to any deposit account of Cosan or any Subsidiary arising in the ordinary course of business;

(xi) any Liens granted to secure borrowings from, directly or indirectly, (A) Banco Nacional de Desenvolvimento Econômico e Social–BNDES, or any other Brazilian governmental development bank or credit agency or (B) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(xii) any Liens on the inventory or receivables of Cosan or any Subsidiary securing the obligations of such Person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of Debt incurred that is secured by receivables that shall fall due in any calendar year shall not exceed (A) with respect to transactions secured by receivables from export sales, 80% of Cosan’s consolidated gross revenues from export sales for the immediately preceding calendar year or (B) with respect to transactions secured by receivables from domestic (Brazilian) sales, 80% of Cosan’s consolidated gross revenues from sales within Brazil for the immediately preceding calendar year; and provided, further, that Advance Transactions shall not be deemed transactions secured by receivables for purpose of the above calculation;

(xiii) Liens securing Hedging Agreements; provided such Hedging Agreements are entered into for bona fide, non-speculative purposes;

(xiv) any Liens securing obligations under the documentation governing the establishment and operation of the Joint Venture pursuant to which Cosan will pledge, among others, certain dividends, interest on capital and shares to Shell or its Affiliates; and

(xv) in addition to the foregoing Liens set forth in clauses (i) through (xiv) above, Liens securing Debt of Cosan or any Subsidiary (including, without limitation, guarantees of Cosan or any Subsidiary) which in aggregate principal amount, at any time of determination, do not exceed 15% of Cosan’s Total Consolidated Assets; provided, that after the consummation of the Joint Venture and during the period the assets of the Sugar and Ethanol Co. and the Downstream Co. are permitted to be consolidated in the calculation of Total Consolidated Assets in a manner substantially consistent (as adjusted to reflect the then current equity ownership in such entity) with the consolidation of such assets on the date the Joint Venture is consummated, Liens securing Debt of Cosan or any Subsidiary permitted pursuant to this clause (xv) shall not exceed 7.5% of Cosan’s Total Consolidated Assets.

Section 4.12. Notes Guaranty by CCL. Upon consummation of the Joint Venture, Cosan will cause CCL to:

(a) execute and deliver to the Trustee within 10 Business Days a supplemental indenture to this Indenture, in substantially the form attached hereto as Exhibit B, pursuant to which CCL shall provide a Notes Guaranty unconditionally guaranteeing, on a senior unsecured basis, all of the Company’s obligations under the Notes and this Indenture; and

(b) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (i) has been duly authorized, executed and delivered by CCL and (ii) constitutes a valid and legally binding obligation of CCL in accordance with its terms.

Section 4.13. Waiver of Certain Covenants . The Company and the Guarantors may omit in any particular instance to comply with any term, provision or condition set forth in Section 5.03 or Sections 4.07 (except clause (b) thereof) or 4.11, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provisions or condition shall remain in full force and effect.

ARTICLE 5
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01. Limitation on Consolidation, Merger or Transfer of Assets. No Guarantor shall consolidate with or merge with or into, or sell, convey, transfer, dispose of or lease all or substantially all its assets to, any Person, unless:

(i) the surviving Person (if not such Guarantor) shall be a Person organized and existing under the laws of Brazil, or the United States of America, any State thereof or the District of Columbia, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the date of this Indenture, and such Person expressly assumes, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under this Indenture and the Notes and the related Notes Guaranty;

(ii) the surviving Person (if not such Guarantor), if not organized and existing under the laws of Brazil, undertakes, in such supplemental indenture, to pay such Additional Amounts in respect of principal (and premium, if any) and interest as may be necessary in order that every net payment made in respect of the Notes and the related Notes Guaranty after deduction or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed by such other country or any political subdivision or taxing authority thereof or therein shall not be less than the amount of principal (and premium, if any) and interest then due and payable on the Notes and the related Notes Guaranty subject to the same exceptions set forth under Sections 4.06(i), 4.06(ii) and 4.06(iii) but replacing references in such clauses to Brazil with references to such other country;

(iii) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv) such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

The Trustee shall be entitled to rely exclusively on and shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01, in which event it shall be conclusive and binding on the Holders.

For the avoidance of doubt, this Section 5.01 will not apply to the consummation of the Joint Venture. Notwithstanding the foregoing, this Section 5.01 will not apply to any sale, conveyance, transfer or disposition resulting from the exercise of any put or call options (an “Option Exercise”) by Cosan, Shell or any other party to the definitive agreements to the Joint Venture if either (i) such Option Exercise does not result in a Rating Decline or (ii) within 360 days after the receipt of any Net Cash Proceeds from such Option Exercise, Cosan or any Subsidiary of Cosan uses the Net Cash Proceeds to (in each case, a “Permitted Reinvestment”):

(i) permanently repay Debt (other than Subordinated Debt) of Cosan or any Subsidiary of Cosan (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than Cosan or any Subsidiary of Cosan;

(ii) acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business; or

(iii)  acquire Productive Assets for Cosan or any of its Subsidiaries.

Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of any Guarantor in accordance with Section 5.01 in which such Guarantor is not the continuing obligor under this Indenture, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor had been named as such Guarantor herein. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the related Notes Guaranty, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or the indemnification obligations owned to the Trustee by such predecessor.

Section 5.03. Notes to Be Secured in Certain Events. If, upon any such consolidation of any Guarantor with or merger of any Guarantor into any other corporation, or upon any conveyance, lease or transfer of the property of any Guarantor substantially as an entirety to any other Person, any property or assets of such Guarantor would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 4.11 without equally and ratably securing the Notes, such Guarantor, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, shall as to such property or assets, secure the Outstanding Notes (together with, if such Guarantor so determines, any other Debt of such Guarantor now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with or prior to the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or shall cause such Notes to be so secured

ARTICLE 6
EVENTS OF DEFAULT AND REMEDIES

Section 6.01. Events of Default. The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

(a) The Company defaults in any payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;

(b) The Company defaults in the payment of the principal (including any Additional Amounts) of any Note when the same becomes due and payable upon redemption or otherwise;

(c) The Company fails to make an Offer to Purchase and therefore to accept and pay for the Notes tendered when and as required under Section 4.10;

(c) The Company or any Guarantor fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (a), (b) and (c) of this Section 6.01), and such failure continues for 60 days after the notice specified below;

(d) The Company, any Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company, any such Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company, any such Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (i) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

(e) One or more final judgments or decrees for the payment of money in excess of U.S.$50,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, any Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (ii) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (iii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed by reason of pending appeal or otherwise;

(f) An involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company, any Guarantor or any Significant Subsidiary under the bankruptcy laws now or hereafter in effect, and such order is not being contested by the Company, any Guarantor or any Significant Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within
60	days of being made;

(g) The Company, any Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concordata or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the Property of the Company, any Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors (an Event of Default specified in clause (g) or (h) a “bankruptcy default”);

(h) Any event occurs that under the laws of the Cayman Islands or Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (g) or (h); or

(i) Any Notes Guaranty ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Notes Guaranty.

A Default under clause (d) of this Section 6.01 shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company (and the Trustee if given by the Holders) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

Section 6.02. Acceleration of Maturity, Rescission and Amendment. If an Event of Default (other than an Event of Default specified in Section 6.01(g), Section 6.01(h) or Section

6.01(i)) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.01(g), Section 6.01(h) or Section 6.01(i) occurs and is continuing, then the principal of and accrued interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Notes by written notice to the Company and the Trustee may rescind or annul such declaration if:

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all overdue interest on Outstanding Notes, (2) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (3) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided herein and (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)  all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03. Collection Suit by Trustee. If an Event of Default occurs and the Company fails to pay any amounts due and payable in connection therewith, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

Section 6.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order:

FIRST: to the Trustee for amounts due to it hereunder (including, without limitation, under Section 7.06);

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Amounts), respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and Payment Date for any payment to Holders pursuant to this Section 6.06. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the Payment Date and amount to be paid.

Section 6.07. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

(ii) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

(iii) such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.08. Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired of affected without the consent of such Holder.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their respective creditors or their respective properties, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.13. Waiver of Past Defaults and Events of Default. The Holders of a majority in principal amount of the Outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.14. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15. Waiver of Stay or Extension Laws. The Company and each Guarantor covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, the Notes or the Notes Guaranties, as applicable; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE AND AGENTS

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:

(i)  this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.13  or exercising any trust or power conferred upon the Trustee under this Indenture.

(d) Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as the Trustee and such Agent may agree in writing with the Company.

(e) Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Rights of Trustee and Agents . (a) The Trustee may rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers’ Certificate, qualified tax expert’s written advice or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the willful misconduct or negligence of any agent appointed with due care.

(d) Any request, direction, order or demand of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of the Company or such Guarantor (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company or any Guarantor may be evidenced by a Board Resolution.

(e) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

(f) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(g) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the conduct of the Trustee does not constitute willful misconduct, gross negligence or bad faith.

(h) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and any Notes Guaranty shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing by the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand.

(j) Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture, the Notes or any Notes Guaranty except as the Trustee or any Paying Agent may otherwise agree with the Company in writing. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.

(k) In no event shall the Trustee be liable for any special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities as New York Paying Agent, Registrar and Transfer Agent hereunder, each Agent, and each other agent, custodian and other Person employed to act hereunder.

(n) With the delivery of this Indenture, each of the Company and the Guarantors is furnishing to the Trustee, and from time to time thereafter may furnish, an Officers’ Certificate identifying and certifying the incumbency and specimen signatures of its respective Officers. Until the Trustee receives a subsequent Officers’ Certificate, the Trustee shall be entitled to conclusively rely on the last such Officers’ Certificate delivered to it for purposes of determining the Officers of the Company and the Guarantors, as applicable.

(o) None of the Trustee or any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to the Company’s or any Guarantor’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Notes), or (ii) as to whether or not any Rating Agency has adjusted the rating of the Notes.

Section 7.03. Individual Rights of Trustee and Agents. The Trustee and any Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Agent or such other agent.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any offering materials, this Indenture, the

Notes or any Notes Guaranty, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults and Events of Default . If a Default or Event of Default occurs and is continuing, and if it is known to the Responsible Officer, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of Holders. For all purposes of this Indenture and the Notes, the Trustee shall not be deemed to have knowledge of a Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof.

Section 7.06. Compensation and Indemnity. The Company agrees to pay to the Trustee and each Agent from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Company agrees to reimburse promptly the Trustee and each Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and each Agent’s agents, counsel, accountants and experts. Payments of any such expenses by the Company to the Trustee or such Agent, as the case may be, shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Brazil or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay to the Trustee or such Agent, as the case may be, such Additional Amounts as may be necessary in order that every net payment made by the Company to the Trustee and such Agent, as the case may be, after deducting or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed upon or as a result of such payment by Brazil or any political subdivision or taxing authority thereof or therein shall not be less than the amount then due and payable to the Trustee or such Paying Agent, as the case may be. Each of the Company and the Guarantors shall, jointly and severally, indemnify, defend and hold each of the Trustee and the Agents harmless from and against any and all loss, claim, damage, cost, liability or expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by it without gross negligence or bad faith on its part arising out of and in connection with the administration of this Indenture, the performance of its respective duties hereunder and/or the exercise of its rights hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties or exercise of its rights under this Indenture and any and all tax liabilities, which, for the avoidance of doubt, shall include both Brazilian and U.S. taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers, rights, obligations and duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Guarantor of its obligations hereunder. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.

To secure the payment obligations of the Company and the Guarantors in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or any Agent, except that held in trust to pay principal of and interest on particular Notes.

The obligations of the Company pursuant to this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee or any Agent. When the Trustee or any Agent incurs expenses after the occurrence of a bankruptcy default, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Company and each Guarantor acknowledges that the Paying Agents make no representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company and each Guarantor represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.

The Company and each Guarantor agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Trustee or any Agent.

Section 7.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i)  the Trustee fails to comply with Section 7.09;

(ii)  the Trustee is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Trustee or its property;
or

(iv)   the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger . If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.

Section 7.09. Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have a Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.

ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Notes. When (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or (ii) all Outstanding Notes have become due and payable and the Company deposits in trust, for the benefit of the Holders, with the Trustee finally collected funds sufficient to pay at Maturity all Outstanding Notes and interest thereon (other than Notes replaced pursuant to Section 2.09), and if in any such case the Company pays all other sums payable hereunder by the Company, then this Indenture, and the obligations of the Company and the Guarantors pursuant hereto, shall, subject to Sections 8.01(b) and 8.06, cease to be of further effect.

(a)  Subject to Sections 8.01(b), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes (“legal defeasance option”) or (ii) its obligations under Sections 4.07 (other than clause (b)), 4.11, 5.01(iii) and 5.03 and the operation of Sections 6.01(a), 6.01(b), 6.01(c) and 6.01(d) (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option. Upon exercise by the Company of the legal defeasance option or the covenant defeasance option, each Guarantor’s obligations under its Notes Guaranty will terminate.

If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(c).

The Trustee shall acknowledge satisfaction and discharge of the Company’s obligations hereunder (except those specified in Section 8.01(b)) on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company

(b) Notwithstanding Sections 8.01(a) and 8.01(b), the Company’s obligations pursuant to Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 4.06, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company pursuant to Sections 7.06, 7.07, 8.04 and 8.05 shall survive. Furthermore, each Guarantor’s obligations to pay fully and punctually all amounts payable by the Company to the Trustee under this Indenture shall survive.

Section 8.02. Conditions to Defeasance. The Company may exercise the legal defeasance option or the covenant defeasance option only if:

(a) The Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of and interest on all the Notes to Maturity;

(b) The Company delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay principal of and interest on all the Notes when due at Maturity;

(c) One hundred and twenty-three days pass after the deposit is made in accordance with the terms of Section 8.02(a) and during such 123-day period no Default or Event of Default specified in Section 6.01(h) occurs which is continuing at the end of the period;

(d) No Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) The deposit does not constitute a default or event of default under any other agreement binding on the Company;

(f) The Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

(g) The Company delivers to the Trustee an Opinion of Counsel stating that, under Brazilian law, Holders (other than Brazilian Persons) shall not recognize gain for Brazilian tax purposes and payments from the defeasance trust to any such Holder shall not be subject to withholding payments under Brazilian law;

(h) The Company delivers to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

(i) The Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04. Repayment to Company. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Company upon written request, any excess cash or U.S. Government Obligations held by them in accordance with Section 4.03.

Section 8.05. Indemnity for U.S. Governmental Obligations. The Company and each Guarantor, jointly and severally, agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture, the Notes and the Notes Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company or any Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE 9
AMENDMENTS

Section 9.01. Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes, without notice to or consent or vote of any Holder for the following purposes:

(i) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not materially and adversely affect the rights of any Holder;

(ii)  to comply with Section 5.01;

(iii)  to provide for a Substituted Issuer in accordance with Article 12;

(iv)  to add to the covenants of the Company or the Guarantors for the benefit of the Holders;

(v)  to surrender any right herein conferred upon the Company or the Guarantors;

(vi) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vii)  to provide for the issuance of additional Notes;

(viii) to provide for any Notes Guaranty of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Notes Guaranty of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture; or

(ix) to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the description of the Notes in the Offering Memorandum.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.04, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Each Guarantor must consent to any amendment or supplement under this Section 9.01.

Section 9.02. With Consent of Holders. Except as specified in Section 9.01, the Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, and the Holders of at least a majority in principal amount of the Outstanding Notes may, except as set forth below, waive any past Default or compliance with any provision of this Indenture; provided, however, that, without the consent of each Holder affected, an amendment may not:

(i)  reduce the rate of or extend the time for payment of interest on any Note;

(ii)  reduce the principal of any Note;

(iii) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(iv)  change the currency for payment of principal of or interest on any Note;

(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi)  waive a Default or Event of Default in payment of principal of and interest on the Notes;

(vii) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

(viii)  make any change in this first paragraph of this Section 9.02;

(ix) modify or change any provision of the Indenture affecting the ranking of the Notes or any Notes Guaranty in a manner adverse to the Holders of the Notes; or

(x)  make any change in any Notes Guaranty that would adversely affect the Noteholders.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Company shall mail to Holders prior written notice of any amendment proposed to be adopted under this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Each Guarantor must consent to the amendment, supplement or waiver under this Section 9.02.

Section 9.03. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Company may require the Holder to deliver the Note to the Trustee. If so instructed by the Company in writing, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.04. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company and the Guarantors in accordance with its terms.

Section 9.05. Payment for Consent. Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10
GUARANTEE

Section 10.01. The Notes Guaranty. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Maturity, upon redemption, acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(ii)  any modification or amendment of or supplement to this Indenture or any Note;

(iii) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(iv) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(v) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(vi) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors . Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Notes Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Notes Guaranty of such Guarantor, whether or not the Person signing as an Officer of such Guarantor still holds that office at the time of authentication of any Note.

Section 10.09. Release of Guaranty. The Notes Guaranty of a Guarantor will terminate upon:

(i) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by this Indenture;

(ii) if the Notes Guaranty was required pursuant to the terms of this Indenture, the cessation of the circumstances requiring the Notes Guaranty; or

(iii)  defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the release of the Guarantor from its obligations under its Notes Guaranty have been satisfied, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its Notes Guaranty.

ARTICLE 11
MEETINGS OF HOLDERS

Section 11.01. Purposes for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)  to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article 7;

(c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law.

Section 11.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be delivered in accordance with Section 13.02 by the Trustee not less than 10 nor more than 60 days prior to the date fixed for a meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Outstanding Notes are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Outstanding Notes, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 11.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 11.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by delivering or causing to be delivered notice thereof as provided in Section 11.02.

Section 11.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Holders, a Person shall (i) be a registered Holder of one or more Notes, or (ii) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.05. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

At any meeting each Holder or proxy shall, subject to the provisions of Section 11.04, be entitled to one vote for each U.S.$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Outstanding Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 11.06. Voting at the Meeting and Record to Be Kept. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.02. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.07. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting. Nothing contained in this Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Section 11.08. Procedures Not Exclusive. The procedures set forth in this Article 11 are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles 6, 7, 8 and 9) shall in no way be limited by the provisions of this Article 11.

Section 11.09. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Agents may make reasonable rules for their functions.

ARTICLE 12
SUBSTITUTION OF THE ISSUER

Section 12.01. Substitution of the Issuer. The Company may, without the consent of any Holder of the Notes, be substituted by (a) Cosan or (b) any Wholly-Owned Subsidiary of Cosan as principal debtor in respect of the Notes (in that capacity, the “Substituted Issuer”); provided that the following conditions are satisfied:

(a) such documents will be executed by the Substituted Issuer, the Company, the Guarantors and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Substituted Issuer assumes all of the Company’s obligations under this Indenture and the Notes and, unless all of the Guarantors’ then existing Notes Guaranties remain in full force and effect, substitute Notes Guaranties issued by the relevant Guarantors in respect of the Notes and this Indenture (collectively, the “Issuer Substitution Documents”);

(b) if the Substituted Issuer is organized in a jurisdiction other than the Cayman Islands, the Issuer Substitution Documents will contain covenants (1) to ensure that each Holder of the Notes has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts (but replacing references to the Cayman Islands with references to such other jurisdiction); and (2) to indemnify each Holder and beneficial owner of the Notes against all taxes or duties (a) which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such Holder or beneficial owner of the Notes as a result of the substitution and which would not have been so incurred or levied had the substitution not been made and (b) which are imposed on such Holder or beneficial owner of the Notes by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Notes resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

(c) the Company will deliver, or cause the delivery of, to the Trustee an Opinion of Counsel from internationally recognized counsel in the jurisdiction of organization of the Substituted Issuer and an Opinion of Counsel from United States counsel as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents and certifying that all conditions precedent to the substitution of the Company have been satisfied, as well as an Officers’ Certificate as to compliance with the provisions described under this section;

(d) the Substituted Issuer will appoint a Process Agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Notes, this Indenture and the Issuer Substitution Documents;

(e) any credit rating assigned to the Notes will remain the same or be improved when the Substituted Issuer replaces and substitutes the Company in respect of the Notes;

(f)  no Event of Default has occurred or is continuing; and

(g) the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Substitute Issuer, the Cayman Islands and Brazil.

Upon the execution of the Issuer Substitution Documents and compliance with the conditions set forth in this Section 12.01 relating to the substitution, the Substituted Issuer will be deemed to be named in the Notes and this Indenture as the principal debtor in place of the Company and to have assumed all obligations of the Company under the Notes and this Indenture, and the Company will be released from all of its obligations under the Notes and this Indenture, including, without limitation, compliance with the covenants described under Section 4.09.

Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Issuer will give notice thereof to the Holders of the Notes in accordance with Section 13.02.

Notwithstanding any other provision of this Indenture, each Guarantor will (unless it is the Substituted Issuer) do or cause to be done all acts and things and promptly execute and deliver any documents or instruments, including any substitute Notes Guaranty and a legal opinion of internationally recognized Brazilian counsel, that may be required, or that the Trustee may reasonably request, to ensure that such Guarantor’s Notes Guaranty is in full force and effect for the benefit of the Holders and beneficial owners of the Notes following the substitution.

ARTICLE 13
MISCELLANEOUS

Section 13.01. Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall be given to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

Section 13.02. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall be in English and in writing and shall, except as otherwise expressly provided herein, be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier or facsimile, addressed to the relevant party as follows:

To the Company:

c/o Cosan S.A. Indústria e Comércio
  Av. Pres. Juscelino Kubitschek, 1726 - 6º andar

04543-000 – São Paulo, SP
Brasil
Attention: Marcelo Martins
Facsimile: (55 11) 3897-9799

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017 USA
Attention: Manuel Garciadiaz, Esq.
Facsimile: (212) 450-4800

To the Trustee, New York Paying Agent, Transfer Agent and Registrar:

The Bank of New York Mellon
101 Barclay Street, Floor 4 East
New York, New York 10286
Attention: International Corporate Trust
Telephone: (212) 815-5603

To the London Paying Agent:

The Bank of New York Mellon (London Branch)
One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

To the Paying Agent and Transfer Agent in Luxembourg:

The Bank of New York Mellon (Luxembourg) S.A.
Vertigo Building – Polaris
2-4 Rue Eugene Ruppert
L-2453
Luxembourg

Notices or communications to a Guarantor will be deemed given if given to the Company

Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon (i) the mailing of first class mail, postage prepaid, of such notice to Holders of the Notes at their registered addresses as recorded in the Register; and (ii) for so long as the Notes are admitted to trading on the Euro MTF of the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, notices to the

Holders of the Notes shall be published (i) in English in a leading newspaper having general circulation in Luxembourg or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions or (ii) on the website of the Luxembourg Stock Exchange if allowed by the rules of the Luxembourg Stock Exchange.

The Company shall also cause all other such publications of such notices as may be required from time to time by applicable Brazilian law, including, without limitation, those required under the applicable regulations issued by the CVM.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 13.03. Officers’ Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.04. Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:

(i) a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

Section 13.05. Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantors under or in connection with this Indenture, the Notes and the Notes Guaranties, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any recipient in respect of any sum expressed to be due to it from the Company or any Guarantor shall only constitute a discharge to the Company or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient, the Company shall indemnify such recipient against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater that the sum originally due to such recipient, such recipient shall be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.05, it shall be sufficient for the recipient to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above) . These indemnities constitute a separate and independent obligation from the other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 13.06. No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company or the Trustee, respectively, under this Indenture, the Notes or any Notes Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 13.07. Legal Holidays. In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date; provided that no interest shall accrue for the period from and after such Payment Date.

Section 13.08. Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 13.09. Consent to Jurisdiction; Waiver of Immunities. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantors irrevocably appoints National Corporation Research (the “Process Agent”), with an office at 10 East 40th Street, 10th Floor, New York, New York 10016, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding. If for any reason such Person shall cease to be such agent for service of process, each the Company and the Guarantors shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, the Paying Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company and the Guarantors in any other court of competent jurisdiction.

(b) Each of the Company and the Guarantors hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York. Such service shall be made by delivering by hand a copy of such process to the Company or any Guarantor, as the case may be, in care of the Process Agent at the address specified above. Each of the Company and the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Company or any Guarantor, as the case may be, or failure of the Company or any Guarantor, as the case may be, to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent, the Company or the Guarantors. As an alternative method of service, each of the Company and the Guarantors also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Company or Guarantor, as the case may be, at its address specified in Section 13.02 or at any other address previously furnished in writing by the Company or the Guarantors to the Trustee. Each of the Company and the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of this Indenture, and to cause the Process Agent to continue to act as such.

(c) Nothing in this Section 13.09 shall affect the right of any party, including the Trustee, the Agents, any Holder or any other Person, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions.

(d) Each of the Company and the Guarantors irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. Each of the Company and the Guarantors irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture, the Notes or the Notes Guaranties, as applicable.

Section 13.10. Successors and Assigns. All covenants and agreements of the Company and the Guarantors in this Indenture, the Notes and the Notes Guaranties shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 13.12. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

Section 13.13. Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and each Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

COSAN OVERSEAS LIMITED as Issuer

By:	/s/ Marcelo Martins
	Name:	Marcelo Martins
	Title:	Director

COSAN S.A. INDÚSTRIA E COMÉRCIO as Guarantor

By:	/s/ Marcos Marinho Lutz
	Name:	Marcos Marinho Lutz
	Title:	Chief executive officer

By:	/s/ Marcelo Portela
	Name:	Marcelo Portela
	Title:	Legal officer

THE BANK OF NEW YORK MELLON as Trustee, Registrar, Transfer Agent and New York Paying Agent
By:	/s/ John T. Needham
	Name:	John T. Needham
	Title:	Vice-President

THE BANK OF NEW YORK MELLON (LONDON BRANCH) as London Paying Agent
By:	/s/ John T. Needham
	Name:	John T. Needham
	Title:	Vice-President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Paying Agent and Transfer Agent
By:	/s/ John T. Needham
	Name:	John T. Needham
	Title:	Attorney-in-fact

EXHIBIT A

FORM OF NOTE

[FACE OF NOTE]

[TO BE INSERTED IF GLOBAL NOTE:]

[UNLESS THIS REGULATION S GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING CORPORATION (“CLEARSTREAM”) TO THE COMPANY, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGULATION S GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED AS THE COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM (THE “COMMON DEPOSITARY”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY OR SUCCESSOR THEREOF OR NOMINEES OF EUROCLEAR AND CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.]

THIS NOTE (AND RELATED NOTES GUARANTIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)           REPRESENTS THAT IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)           AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND

ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)           TO THE COMPANY,

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)           IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.

COSAN OVERSEAS LIMITED

U.S.$300,000,000

8.25% Perpetual Notes

REGULATION S GLOBAL NOTE

Representing U.S.$300,000,000
8.25% Perpetual Notes

No. S-1

Common Code No. 055637334	Principal Amount
ISIN No. XS0556373347	U.S.$300,000,000

COSAN OVERSEAS LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, U.S.$300,000,000 (or such amount as may be reflected in the Schedule of Increases and Decreases attached hereto if a Global Note), upon presentment and surrender of this Note on such date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture.

Interest on the outstanding principal amount shall be borne at the rate of 8.25% per annum payable quarterly in arrears on each February 5, May 5, August 5 and November 5 of each year (each such date an “Interest Payment Date”), commencing on February 5, 2011, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided, however, that in the event that the Company shall at any time default on the payment of interest or such other amounts as any may be payable in respect of the Notes, the Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: _________________________

COSAN OVERSEAS LIMITED
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes
referred to in the within
mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES

Date of increase or decrease	Aggregate principal amount of Notes transferred or exchanged or redeemed	Current principal amount of this Note	Authorized signature by or on behalf of the Registrar

ASSIGNMENT FORM

To assign this Note, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Note to

(Insert Assignee’s Soc. Sec. or Tax I.D. no.)

(Print or Type Assignee’s Name, Address and Zip Code)

and irrevocably appoint  _________________________________________________________________________________
Attorney to transfer this Note on the books of the Registrar with full power of substitution in the premises.

Date:

Your Signature:	1
(Sign exactly as your name appears on the face of this Note)

1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.

[FORM OF REVERSE SIDE OF NOTE]

8.25% Perpetual Notes

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a duly authorized issue of 8.25% Perpetual Notes of the Company. The Notes constitute unsecured unsubordinated obligations of the Company, initially in an aggregate principal amount of U.S.$300,000,000.

1.   Indenture; Notes Guaranty.

The Notes are, and shall be, issued under an Indenture, dated as of November 5, 2010 (the “Indenture”), among the Company, the Guarantors party thereto, The Bank of New York Mellon, as trustee, New York paying agent, transfer agent and registrar, The Bank of New York Mellon (London Branch), as paying agent in London, and The Bank of New York Mellon (Luxembourg) S.A., as paying agent and transfer agent in Luxembourg. The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Agents and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee.

The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.

The Indenture imposes certain limitations on the creation of Liens by the Company or its Subsidiaries, and consolidation, merger and certain other transactions involving the Company. In addition, the Indenture requires, the maintenance of the existence of the Company and its Subsidiaries, the payment of certain taxes and claims and reporting requirements applicable to the Company.

2.   Interest.

The Notes bear interest at the rate per annum shown above from November 5, 2010, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable quarterly in arrears on each February 5, May 5, August 5 and November 5 of each year (each such date, an “Interest Payment Date”), commencing on February 5, 2011. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

3.   Method of Payment.

Interest payments in respect of each Note shall be made on each Payment Date by the Paying Agents to the Persons shown on the Register on the Business Day prior to such Payment Date (each, a “Record Date”). If the Notes are Certificated Notes, the Record Date shall be 15 days prior to such Payment Date.

Payments in respect of each Note shall be made by U.S. Dollar check drawn on a bank in The City of New York and may be mailed to the Holder of such Note at its address appearing in the Register. Upon written application by the Holder to the specified office of any Paying Agent not less than 15 days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York. Payments in respect of Global Notes shall be effected in accordance with the Applicable Procedures of the relevant Clearing Agency.

All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 5 hereof. Except as provided in Section 2.09 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.

If the Payment Date in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of interest, if any, in fact paid.

4.   Registrar, Paying Agent and Transfer Agent.

The Trustee has been appointed as Paying Agent, Registrar and Transfer Agent. The Company may appoint and change any Registrar, Paying Agent or Transfer Agent without notice. For so long as the Notes are listed on the Euro MTF of the Luxembourg Stock Exchange and such stock exchange shall so require, the Company shall maintain a Paying Agent and a Transfer Agent in Luxembourg. The Bank of New York Mellon (Luxembourg) S.A. shall initially act as Paying Agent and Transfer Agent in Luxembourg.

5.   Additional Amounts.

All payments by the Company in respect of the Notes or the Guarantors in respect of the Notes Guaranties will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Brazil, or any authority therein or thereof in the case of payments under the Notes or under the Notes Guaranties, unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantors will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). No such Additional Amounts shall be payable:

(i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the Cayman Islands and/or Brazil, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(ii) in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii) where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(iv) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder's failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands or Brazil, or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if (1)  compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company or any of the Guarantors has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(v) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vi) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Company or the Guarantors in respect of claims made against the Company or the Guarantors; or

(vii)   in respect of any combination of the above.

No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Cayman Islands or Brazil or any political subdivision thereof to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company or the Guarantor, as applicable.

Any reference in the Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or any Notes Guaranty by the Guarantors will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Paragraph 5.

The foregoing obligations of the Company and the Guarantors will survive termination or discharge of the Indenture.

6.   Open Market Purchases.

The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in accordance with applicable securities and other laws.

7.   Redemption.

Except as described in Section 3.01 of the Indenture and this Paragraph 7, the Notes may not be redeemed.

The Notes shall be redeemable, at the option of the Company or Cosan, in whole or in part, on any Interest Payment Date on or after November 5, 2015, upon giving notice to the Holders (in accordance with the Indenture), at 100% of the principal amount thereof, plus accrued interest and any Additional Amounts payable with respect thereto. Any redemption of Notes by the Company or Cosan pursuant to this Section 3.01(b) will be subject to either (i) there being at least U.S.$150.0 million in aggregate principal amount of Notes Outstanding after such redemption or (ii) the Company or Cosan redeeming all of the then-Outstanding principal amount of the Notes.

If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of the Cayman Islands, Brazil or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or on or after the date a successor assumes the obligations under the Notes, (i) the Company or any successor has or will become obligated to pay any Additional Amounts or (ii) any of the Guarantors or any successor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts the Guarantors or any successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the Holder of the Notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., a country that does not impose any income tax or that imposes it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) (the “Minimum Withholding Level”) as a result of the taxes, duties, assessments and other governmental charges described above, the Company or the Guarantors may, at their option, redeem all, but not less than all, of the Notes, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the Redemption Date, upon delivery of irrevocable notice to Holders in accordance with the Indenture. The Company and the Guarantors or any successor shall not have the right to so redeem the Notes unless (a) the Company becomes obligated to pay Additional Amounts or (b) any Guarantor becomes obligated to pay the Additional Amounts above the Minimum Withholding Level. Notwithstanding the foregoing, none of the Company or any Guarantor shall not have the right to so redeem the Notes unless: (i) it has taken reasonable measures to avoid the obligation to pay Additional Amounts (provided, however for this purpose reasonable measures shall not include the Company, the Guarantor or any successor, as the case may be, moving or changing jurisdiction); and (ii) it has complied with all necessary regulations of the Central Bank of Brazil to legally effect such redemption.

In the event that the Company or any successor elects to so redeem the Notes pursuant to the foregoing paragraph, it will deliver to the Trustee: (i) an Officers’ Certificate, signed in the name of the Company or any successor, stating that the Company or any successor is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company or any successor to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that the Company or any successor has or will become obligated to pay Additional Amounts or any Guarantor or any successor to the Guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Company, any such Guarantor or any successor cannot avoid payment of such excess Additional Amounts by taking reasonable measures available to it and that all governmental requirements necessary for the Company or any successor to effect the redemption have been complied with.

8.  Repurchase upon Change of Control

(i) Not later than 30 days following a Change of Control that results in a Rating Decline, the Company will make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

(ii) An “Offer to Purchase” is a written offer delivered to the Holders (with a copy to the Trustee), which will specify the principal amount of Notes subject to the Offer to Purchase and the purchase price. The Offer to Purchase must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the Offer to Purchase and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The Offer to Purchase must include information concerning the business of Cosan and its subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase. The Offer to Purchase will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the Offer to Purchase.

(iii) A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that if a Holder tenders only a portion of its Notes, it must hold Notes in an amount no less than U.S.$100,000 in principal amount and in multiples of U.S.$1,000 in excess thereof. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date by delivering notice of withdrawal to the Company. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.

(iv) The Company agrees to obtain all necessary consents and regulatory approvals under the laws of the Cayman Islands and Brazil prior to making any Offer to Purchase. Any failure to obtain such consents and approvals will constitute an Event of Default under Section 6.01(c) of the Indenture.

9.  Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee or any Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

Neither the Trustee nor any Agent, as the case may be, shall be required to register the transfer or exchange of any Notes selected for redemption or any Notes for a period of 15 days before a selection of Notes to be redeemed or before an Interest Payment Date.

10.   Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner thereof for all purposes.

11.   Unclaimed Money.

Subject to applicable law, the Trustee and the Paying Agents shall pay to the Company upon written request any monies held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to the Company for payment as general creditors.

12.   Defeasance.

Subject to the terms of the Indenture, the Company at any time may terminate certain of its obligations under the Notes and the Indenture if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption. At such time, each Guarantor’s obligations under its Notes Guaranty will terminate.

13.   Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then Outstanding, and any past Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding. However, subject to certain exceptions set forth in the Indenture, without the consent of each Holder of an Outstanding Note affected thereby, no amendment may, among other things:

(i)  reduce the rate of or extend the time for payment of interest on any Note;

(ii)  reduce the principal of any Note;

(iii) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(iv)  change the currency for payment of principal of or interest on any Note;

(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi)  waive a Default or Event of Default in payment of principal of and interest on the Notes;

(vii) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

(viii)  make any change in this first paragraph of this Section; or

(ix) modify or change any provision of the Indenture affecting the ranking of the Notes or any Notes Guaranty in a manner adverse to the Holders of the Notes; or

(x)  make any change in any Notes Guaranty that would adversely affect the Noteholders.

The Company and the Trustee may, without the consent of any Holder of the Notes, amend the Indenture or the Notes to:

(i) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not materially and adversely affect the rights of any Holder;

(ii)  to provide for a Substituted Issuer in accordance with Article 12 of the Indenture;

(iii)  to comply with Section 5.01 of the Indenture;

(iv) to provide for any Notes Guaranty of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Notes Guaranty of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(v)  to add to the covenants of the Company or the Guarantors for the benefit of the Holders;

(vi)  to surrender any right herein conferred upon the Company or the Guarantors;

(vii) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(viii)  to provide for the issuance of additional Notes; or

(ix) to make any other change that does not materially and adversely affect the rights of any Holder or to conform the Indenture to the description of the Notes in the Offering Memorandum.

Each Guarantor must consent to any amendment, supplement or waiver.

14.   Defaults and Remedies.

An “Event of Default” occurs if:

(a) The Company defaults in any payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;

(b) The Company defaults in the payment of the principal (including any Additional Amounts) of any Note when the same becomes due and payable upon redemption or otherwise;

(c) The Company fails to make an Offer to Purchase and thereafter to accept and pay for the Notes tendered when and as required under Section 4.10 of the Indenture;

(d) The Company or any Guarantor fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in clauses (a), (b) and (c) above), and such failure continues for 60 days after the notice specified below;

(e) The Company, any Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company, any such Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company, any such Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (i) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

(f) One or more final judgments or decrees for the payment of money in excess of U.S.$50,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, any Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed by reason of pending appeal or otherwise;

(g) An involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company, any Guarantor or any Significant Subsidiary under the bankruptcy laws now or hereafter in effect, and such order is not being contested by the Company, any Guarantor or any Significant Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;

(h) The Company, any Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concordata or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Company, any Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

(i) Any event occurs that under the laws of the Cayman Islands or Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (g) or (h); or

(j) Any Notes Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under any Notes Guaranty.

A Default under clause (d) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company (and the Trustee if given by the Holders) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Company, any Guarantor or any Holder in accordance with the Indenture.

If an Event of Default (other than an Event of Default specified in clauses (g), (h) and (i) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (g), (h) or (i) above occurs and is continuing, then the principal of, and accrued interest on, all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity satisfactory to it. Subject to such provision for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Outstanding Notes by written notice to the Company and the Trustee may rescind or annul a declaration of acceleration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest (including any Additional Amounts) on Outstanding Notes, all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, interest on such overdue interest (including any Additional Amounts) as provided in the Indenture and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (ii) all Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

15.   Trustee Dealings with the Company.

Subject to certain limitations imposed by the Indenture, the Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.   Governing Law.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

17.   No Recourse Against Others.

No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company under the Notes or any obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.   Common Code and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused Common Codes or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use Common Codes or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:

Cosan Overseas Limited
Av. Pres. Juscelino Kubitschek, 1726 - 6º andar
04543-000 – São Paulo, SP
Brasil
Attention: Marcelo Martins
Facsimile: (55 11) 3897-9799

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

COSAN OVERSEAS LIMITED

COSAN S.A. INDÚSTRIA E COMÉRCIO

the [ADDITIONAL GUARANTOR(S)] Party Hereto

and

THE BANK OF NEW YORK MELLON,
as Trustee, New York Paying Agent, Transfer Agent and Registrar

8.25% Perpetual Notes

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among Cosan Overseas Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Cosan S.A. Indústria e Comércio, as the original guarantor (“Original Guarantor”), [Existing Guarantor(s)], [Additional Guarantor(s)] (each an “Undersigned”), and The Bank of New York Mellon, as trustee, New York paying agent, transfer agent and registrar (the “Trustee”).

RECITALS

WHEREAS, the Company, the Original Guarantor, the Trustee, The Bank of New York Mellon (London Branch), and The Bank of New York Mellon (Luxembourg) S.A. entered into the Indenture, dated as of November 5, 2010 (the “Indenture”), relating to the Company’s 8.25% Perpetual Notes (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Guarantors may execute a supplemental indenture in order to provide a Notes Guaranty unconditionally guaranteeing, on a senior unsecured basis, all of the Company’s obligations under the Notes and the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COSAN OVERSEAS LIMITED as Issuer
By:
Name:
Title:

COSAN S.A INDÚSTRIA E COMÉRCIO as Original Guarantor
By:
Name:
Title:

[ADDITIONAL GUARANTOR] as Guarantor
By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Trustee, New York Paying Agent, Transfer Agent and Registrar
By:
Name:
Title: